                               EXHIBIT (8)(F)(1)
                               -----------------

                     ADDENDUM TO PARTICIPATION AGREEMENT,
                  DATED AS OF NOVEMBER 24, 1997, BY AND AMONG
                         MFS VARIABLE INSURANCE TRUST,
                   MASSACHUSETTS FINANCIAL SERVICES COMPANY,
                        AND PFL LIFE INSURANCE COMPANY

                      ADDENDUM TO PARTICIPATION AGREEMENT
                      -----------------------------------


   Amendment to the Participation Agreement, dated as of November 24, 1997, by and among MFS VARIABLE INSURANCE TRUST, MASSACHUSETTS FINANCIAL SERVICES COMPANY, and PFL LIFE INSURANCE COMPANY (the "Agreement").

   WHEREAS, AEGON USA SECURITIES, INC. is no longer the underwriter for the individual variable annuity and the variable life policies; and

   WHEREAS, AFSG SECURITIES CORPORATION, the underwriter for the individual variable annuity and the variable life policies, is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

   NOW, THEREFORE,  the Agreement is hereby amended as follows:

   Article II, Section 2.3, is hereby deleted in its entirety and replaced with the following:

"2.3 The Company represents and warrants that AFSG SECURITIES CORPORATION (and its assignees), the underwriter for the individual variable annuity and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and AFSG SECURITIES CORPORATION (and its assignees) will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act."

   Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A

                       ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                     --------------------------------------

=============================================================================================================
         Name of Separate
         account and Date                          Policies Funded                    Portfolios
   Established by Board of Directors              by Separate Account            Applicable to Policies
=============================================================================================================
    PFL Retirement Builder                     PFL Life Insurance Company        MFS Emerging Growth Series
   Variable Annuity Account                            Policy Form                   MFS Research Series
        March 29, 1996                            No. AV288-101-985-796            MFS Total Return Series
                                             (including successor forms,            MFS Utilities Series
                                             addenda and endorsements - may        MFS Foreign & Colonial
                                             vary by state) under marketing     Emerging Markets Equity Series"
                                             names:
                                               "Retirement Income Builder
                                                    Variable Annuity"
                                             "First Union Variable Annuity"
                                             (or successor marketing names)
-------------------------------------------------------------------------------------------------------------

   All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:  June 30, 1998


MFS VARIABLE INSURANCE TRUST,                MASSACHUSETTS FINANCIAL SERVICES
on behalf of the Portfolios                  COMPANY


By: /s/ James R. Bordewick, Jr.              By: /s/ James R. Bordewick, Jr.
   ----------------------------                 ----------------------------
Name: James R. Bordewick, Jr.                Name: James R. Bordewick, Jr.
     --------------------------                   --------------------------
Title: Assistant Secretary                   Title: Senior Vice President
      -------------------------                    -------------------------
                                                    and Associate Counsel
                                                   -------------------------

PFL LIFE INSURANCE COMPANY



By: /s/ William L. Busler
   ----------------------------
Name: William L. Busler
     --------------------------
Title: President
      -------------------------